Exhibit 10.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “First Amendment”) is made as the date of the last signature below (the “Effective Date”), by and between ARE-SD REGION NO. 61, LLC, a Delaware limited liability company (“Landlord”), and REGULUS THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor-in-interest to ARE-SD REGION NO. 58, LLC) and Tenant are parties to that certain Lease Agreement dated as of February 11, 2021, as amended by that certain letter agreement dated as of March 10, 2021 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises consisting of approximately 13,438 rentable square feet (the “Premises”), commonly known as Suite 210, in that certain building located at 4224 Campus Point Court, San Diego, California (the “Building”). The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Lease Term is scheduled to expire on April 30, 2026 (the “Existing Expiration Date”).

C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to, among other things, extend the Lease Term through April 30, 2028 (the “First Amendment Expiration Date”).

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Term. The Lease Term is hereby extended through the First Amendment Expiration Date. Tenant’s occupancy of the Premises through the First Amendment Expiration Date shall continue on an “as-is” basis, and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises. The period commencing on May 1, 2026 (the “Extension Term Commencement Date”), and continuing through the First Amendment Expiration Date, is referred to herein as the “Extension Term.”

2.

Base Rent. Tenant shall continue paying Base Rent as provided for in the Lease through the Existing Expiration Date. Commencing on the Extension Term Commencement Date, Base Rent will increase to $66.00 per rentable square foot of the Premises per year. On May 1, 2027 (the “First Amendment Adjustment Date”), Base Rent shall be increased by multiplying the Base Rent payable immediately before such First Amendment Adjustment Date by 3% and adding the resulting amount to the Base Rent payable immediately prior to such First Amendment Adjustment Date.

3.

Base Rent Abatement. Landlord and Tenant hereby agree that, notwithstanding anything to the contrary contained in the Lease, so long as Tenant is not in default under the Lease beyond applicable notice and cure periods, for the period commencing on June 1, 2026, and ending on August 31, 2026 (the “Base Rent Abatement Period”), Tenant shall not be required to pay Base Rent under the Lease. Tenant shall resume paying 100% of the Base Rent required to be paid under the Lease on September 1, 2026. For the avoidance of doubt, during the Base Rent Abatement

Period, Tenant shall continue to pay Tenant’s Share of Operating Expenses and all other amounts due under the Lease with the exception of Base Rent in accordance with the terms of the Lease and without any abatement. Notwithstanding anything to the contrary contained herein, for purposes of calculating that portion of Operating Expenses attributable to management fees during the Base Rent Abatement Period, gross revenues of the Building shall be calculated based on the amount of Base Rent Tenant would have been required to pay in the absence of there being a Base Rent Abatement Period.

4.

OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Lease Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the Term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.	California Accessibility Disclosure. The provisions of Section 41(r) of the Lease are hereby incorporated herein.

6.

Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Jones Lang LaSalle, CBRE, and Cushman & Wakefield. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Jones Lang LaSalle, CBRE, and Cushman & Wakefield, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment. Landlord shall be responsible for the payment of any commission due to Broker in connection with this First Amendment pursuant to a separate agreement.

7.	Miscellaneous.

a. This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b. This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c. Tenant acknowledges that Landlord’s business operations are proprietary to Landlord. Absent prior written consent from Landlord, Tenant shall hold confidential and will not disclose to third parties, and shall require Tenant’s agents, servants, employees, invitees and contractors to hold confidential and not disclose to third parties, information concerning Landlord’s business operations, including but not limited to information regarding the systems, controls, equipment, programming, vendors, tenants, and specialized amenities of Landlord.

d. This First Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this First Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e. The Lease, as amended and/or modified by this First Amendment, is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page.]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

REGULUS THERAPEUTICS INC.,
a Delaware corporation

By:	/s/ Joseph Hagan
Name:	Joseph Hagan
Its:	Director

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

Date: 2/28/2025 | 5:12:21 PM PST

LANDLORD:

ARE-SD REGION NO. 61, LLC,
a Delaware limited liability company

By:	ARE-SD Region No. 58, LLC,
a Delaware limited liability company,
managing member

	By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership,
managing member

		By:	ARE-QRS Corp.,
a Maryland corporation,
general partner

		By:	/s/ Gary Dean
Executive Vice President – Real Estate

Date: 2/28/2025 | 5:41:13 PM PST

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